SCHEDULE "A"

                                                       Court File No. 06-CL-6290

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE
                                  COMMERCIAL LIST

BETWEEN:

                      ADVANCED REFRACTIVE TECHNOLOGIES INC.
                                                                       Plaintiff

                                       and

               MICHAEL HENNESSEY, KAREN MAN LAM, SONIA AZARGIVE,
      FREDERICK LY, BILL REILLY, a.k.a. William Reilly, MICHAEL CIAVARELLA,
        BROOKSTREET CAPITAL CORP., KALSON JANG, SUN OAK DEVELOPMENTS INC.,
       EMPIRE GLOBAL CORP., PENDER INTERNATIONAL INC., TRILLION FINANCIAL CORP.,
              TERENCE HOLDING INC., and KAMPOSSE FINANCIAL CORP.
                                                                      Defendants


                              NOTICE OF DICONTINUANCE


The Plaintiff, Advanced Refractive Technologies Inc. discontinues this action as against the Defendants, Michael Ciavarella and Empire Global Corp., on a without cost basis.



June 14, 2010                              SOLMON ROTHBART GOODMAN LLP
                                           Barristers
                                           375 University Avenue
                                           Suite 701
                                           Toronto, Ontario
                                           M5G 2J5

                                           Melvyn L. Solmon (LSUC#: 16156J)
                                           Tel: 416-947-1093 (Ext.333)
                                           msolmon@srglegal.com
                                           Raffaele Sparano (LSUC#: 47942G)
                                           Tel: 416-947-1093 (Ext.346)
                                           rsparano@srglegal.com

                                           Tel: 416-947-1093
                                           Fax: 416-947-0079

                                           Lawyers for Plaintiff,
                                           Advanced Refractive Technologies Inc.

AND TO: POMER & BOCCIA
        Barristers & Solicitors
        4000 Steels Ave. West
        Suite #212
        Woodbridge, Ontario
        L4L 4V9

        David Pomer (17905U)

        Tel: (416) 213-7450
        Fax: (905) 850-8086

        Lawyers for the Defendants,
        Empire Global Corp. and Michael Ciavarella



NOTE: If there is a Counterclaim, the Defendant should consider rule 23.02, under which the Counterclaim may be deemed to be discontinued.


NOTE: If there is a Crossclaim or Third Party Claim, the Defendant should consider rule 23.03, under which the Crossclaim or Third Party Claim may be deemed to be discontinued.